Exhibit 99.1

FOR IMMEDIATE RELEASE
October 31, 2006

Texas Regional Bancshares, Inc.

Announces Upcoming

Deregistration and Delisting of Shares

MCALLEN, TEXAS—Texas Regional Bancshares, Inc. (Texas Regional or the Company) (NASDAQ: TRBS), bank holding company for Texas State Bank, and Banco Bilbao Vizcaya Argentaria, S.A. (BBVA) have previously announced the Agreement and Plan of Merger between the Company and BBVA (the Agreement) under which Texas Regional will become a wholly-owned subsidiary of BBVA.  The merger has been approved by the shareholders of Texas Regional and by the Federal Reserve Bank of New York.  Under the terms of the Agreement, shareholders of Texas Regional will receive $38.90 in cash for each outstanding share of Texas Regional common stock.  Following the merger, which is tentatively scheduled to close on November 10, 2006, the sole shareholder of Texas Regional will be BBVA.

Upon consummation of the merger, Texas Regional’s common stock will be delisted from The NASDAQ Stock Market®.  As part of the delisting of its shares, a Form 25 will be filed with the Securities and Exchange Commission (SEC).  Because Texas Regional’s sole shareholder will be BBVA, Texas Regional has not arranged for listing or registration of its securities on any other securities exchange, nor for the quotation of its securities in a quotation mechanism, and does not contemplate making any such arrangements.  Texas Regional also intends to deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934 by filing a Form 15 with the SEC following the effective time of the merger.

Other Information

Texas Regional has previously announced the Agreement for the acquisition of the Company by BBVA.  The Agreement has been filed with the SEC, and  Texas Regional has also filed a proxy statement and other relevant documents concerning the merger transaction with the SEC.  The proxy statement relates to the special meeting of the shareholders of Texas Regional held on September 25, 2006, at which meeting the Agreement was approved and adopted by the shareholders.  The Agreement, proxy statement, and the other information contain important information concerning the transaction.  Investors are urged to read the Agreement and the proxy statement and all other relevant documents filed with the SEC.  You may obtain the documents at no charge at the website maintained by the SEC at www.sec.gov.  In addition, you may obtain copies of documents filed with the SEC by Texas Regional at no charge by contacting John A. Martin, Chief Financial Officer, Texas Regional Bancshares, Inc., 3900 North Tenth Street, Eleventh Floor, McAllen, Texas  78501.  Mr. Martin can also be reached by telephone at (956) 631-5400.

Texas Regional is a McAllen-based bank holding company whose stock trades on The NASDAQ Stock Market® under the symbol TRBS. Texas State Bank, its wholly owned subsidiary, conducts a commercial banking business through over 70 banking centers across Texas primarily located in the metropolitan areas of Beaumont-Port Arthur, Brownsville-Harlingen-San Benito, Corpus Christi, Dallas, Houston, McAllen-Edinburg-Mission and Tyler.

This release and other information are available on Texas Regional’s website at www.trbsinc.com. The information available on Texas Regional’s website can also be obtained at no charge from John A. Martin, Chief Financial Officer, at the address and telephone number indicated above.

Forward-Looking Information

This release, information filed by Texas Regional with the SEC, and information on Texas Regional’s website may contain forward-looking information (including information related to plans, projections or future performance of Texas Regional and its subsidiaries and planned market opportunities, employment opportunities and synergies from mergers, and information related to Texas Regional’s pending transaction with BBVA), the occurrence of which involve certain risks, uncertainties, assumptions and other factors which could materially affect future results. If any of these risks or uncertainties materializes or any of these assumptions prove incorrect, Texas Regional’s results could differ materially from Texas Regional’s expectations in these statements. Texas Regional assumes no obligation and does not intend to update these forward-looking statements. For further information, please see Texas Regional’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at Texas Regional’s website at www.trbsinc.com and the SEC’s website at www.sec.gov.

CONTACT: Glen E. Roney, Chief Executive Officer, or John A. Martin, Chief Financial Officer, at (956) 631-5400, both of Texas Regional.